Exhibit 99.1

Monotype Announces First Quarter 2014 Results

Company Reports Record Revenue and Profits

WOBURN, Mass.--(BUSINESS WIRE)--May 1, 2014--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the first quarter ended March 31, 2014.

First quarter 2014 highlights

  Revenue for the quarter was a record $46.1 million, a 10 percent increase year-over-year.
  Operating income was $13.9 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA was a record $19.2 million, or 42 percent of revenue.
  Cash flow from operations was $16.8 million.

“Monotype had a strong first quarter, driven by continued momentum in Creative Professional, as we helped more brands take advantage of expanding opportunities in today’s multi-screen world,” said Doug Shaw, president and chief executive officer. “In addition, we’re very pleased with our recent acquisition of Mark Boulton Design. With the new team on board adding to our deep bench of talent, we’re well positioned to drive home the importance of Web fonts, responsive design and HTML5 to help brands to deliver exceptional experiences across multiple devices.”

“We’re executing well in each of the markets we serve, while driving our model of growth, profitability and cash flow. We are continuing to invest in the business long term, while providing additional return to shareholders,” said Scott Landers, senior vice president and chief financial officer. “During the quarter, we returned more than $9.0 million to shareholders through our dividend and share repurchase programs, while increasing our cash balance nearly $10.0 million.”

First quarter 2014 operating results

Revenue for the quarter was $46.1 million, up 10 percent compared to $42.0 million for the first quarter of 2013. Creative Professional revenue was $17.7 million, increasing 16 percent from the same period in 2013. OEM revenue was $28.4 million, increasing six percent from the first quarter of 2013.

Net income was $8.4 million, compared to $8.6 million in the first quarter of 2013. Earnings per diluted share were $0.21, compared to $0.22 in the same period in 2013.

Non-GAAP net income, which excludes the amortization of intangible assets and share based compensation expense, net of taxes, was $11.5 million, compared to $11.6 million in the first quarter of 2013. Non-GAAP earnings per diluted share were $0.29 compared to $0.30 in the same period in 2013.

Non-GAAP net adjusted EBITDA was $19.2 million, or 42 percent of revenue, compared to $18.6 million in the first quarter of 2013.

In the first quarter, Monotype incurred approximately $900,000 of expenses related to acquisition and other non-recurring legal and administrative expenses.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2014 and 2013 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $88.2 million as of March 31, 2014, compared to $78.4 million as of Dec. 31, 2013, and $43.0 million as of March 31, 2013. The company generated $16.8 million of cash from operations in the first quarter of 2014.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.08 per share was paid on April 21, 2014, to shareholders of record on April 1, 2014, and represented a 33 percent increase per share from the previous payment. The next dividend payment of $0.08 per share will be paid on July 21, 2014, to shareholders of record as of July 1, 2014.

During the first quarter of 2014, Monotype repurchased approximately 227,000 shares of common stock under the company’s existing repurchase program for an aggregate amount of approximately $6.8 million. Monotype purchased the shares on the open market at prevailing market prices.

Financial outlook

For the second quarter of 2014, Monotype expects revenue in the range of $44.0 million to $45.5 million. The company anticipates second quarter 2014 non-GAAP net adjusted EBITDA in the range of $17.5 million to $19.0 million, GAAP earnings per diluted share in the range of $0.16 to $0.19 and non-GAAP earnings per diluted share in the range of $0.25 to $0.28.

Monotype is today reiterating its previously issued, full year 2014 guidance. The company expects revenue in the range of $180.0 million to $185.0 million. The company anticipates full year 2014 non-GAAP net adjusted EBITDA in the range of $74.5 million to $78.5 million, GAAP earnings per diluted share in the range of $0.77 to $0.83 and non-GAAP earnings per diluted share in the range of $1.12 to $1.18.

Conference call details

Monotype will host a conference call on Thursday, May 1, 2014, at 8:30 a.m. EDT to discuss the company’s first quarter 2014 results and business outlook for 2014. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-941-6009 (domestic) or 480-629-9866 (international) using passcode 4678685. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to integrate products and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended December 31, 2013. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2014 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$88,154	$78,411
Accounts receivable, net of allowance for doubtful accounts	8,027	8,317
Income tax refunds receivable	1,792	3,334
Deferred income taxes	3,557	3,557
Prepaid expenses and other current assets	3,231	3,394
Total current assets	104,761	97,013
Property and equipment, net	4,563	3,568
Goodwill	176,375	176,350
Intangible assets, net	74,122	76,684
Other assets	2,911	2,744
Total assets	$362,732	$356,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,082	$1,112
Accrued expenses and other current liabilities	17,737	20,439
Deferred revenue	10,225	6,767

Total current liabilities	29,044	28,318
Other long-term liabilities	906	972
Deferred income taxes	33,745	32,600
Reserve for income taxes, net of current portion	2,569	2,496
Accrued pension benefits	5,172	5,098
Stockholders’ equity:
Common stock.	39	39
Additional paid-in capital	215,279	209,376
Treasury stock, at cost	(9,049)	(2,279)
Retained earnings	84,024	78,741
Accumulated other comprehensive income	1,003	998
Total stockholders’ equity	291,296	286,875
Total liabilities and stockholders’ equity	$362,732	$356,359

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenue	$46,072	$42,039
Cost of revenue	6,508	6,009
Cost of revenue—amortization of acquired technology	1,145	1,138

Total cost of revenue	7,653	7,147

Gross profit	38,419	34,892
Operating expenses:
Marketing and selling	11,118	9,919
Research and development	5,753	4,972
General and administrative	6,198	4,705
Amortization of other intangible assets	1,432	1,490

Total operating expenses	24,501	21,086

Income from operations	13,918	13,806
Other (income) expense:
Interest expense, net	276	418
Other expense, net	89	541

Total other expense	365	959

Income before provision for income taxes	13,553	12,847
Provision for income taxes	5,108	4,231

Net income	$8,445	$8,616

Net income available to common stockholders—basic	$8,317	$8,478

Net income available to common stockholders—diluted	$8,319	$8,481

Net income per common share:
Basic	$0.21	$0.23

Diluted	$0.21	$0.22

Weighted average number of shares:
Basic	38,712,679	37,102,507
Diluted	39,750,280	38,484,522
Dividends declared per common share	$0.08	$0.06

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ending March 31,
	2014	2013
Income from operations	$13,918	$13,806
Depreciation and amortization	2,982	2,997
Share based compensation	2,260	1,749

Net adjusted EBITDA	$19,160	$18,552

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2014	2013
GAAP net income	$8,445	$8,616
Amortization, net of tax	1,605	1,763
Share based compensation, net of tax	1,408	1,174

Non-GAAP net income	$11,458	$11,553

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2014	2013
GAAP earnings per diluted share	$0.21	$0.22
Amortization, net of tax	0.04	0.05
Share based compensation, net of tax	0.04	0.03

Non-GAAP earnings per diluted share	$0.29	$0.30

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended March 31,
	2014	2013
Marketing and selling	$1,046	$777
Research and development	514	416
General and administrative	700	556

Total expensed	2,260	1,749
Property and equipment	23	─

Total share based compensation	$2,283	$1,749

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2014	2013
Creative Professional	$17,719	$15,332
OEM	28,353	26,707

Total	$46,072	$42,039

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2014	Q2 2014
GAAP net income	$6,400	$7,600
Amortization, net of tax	1,700	1,700
Share-based compensation, net of tax	2,100	2,100

Non-GAAP net income	$10,200	$11,400

GAAP earnings per diluted share	$0.16	$0.19
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.05	0.05

Non-GAAP earnings per diluted share	$0.25	$0.28

Weighted average diluted shares used to compute earnings per share	40,200,000	40,200,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP net income	$30,750	$33,100
Amortization, net of tax	6,200	6,200
Share-based compensation, net of tax	7,600	7,600

Non-GAAP net income	44,550	46,900

GAAP earnings per diluted share	$0.77	$0.83
Amortization, net of tax, per diluted share	0.16	0.16
Share-based compensation, net of tax, per diluted share	0.19	0.19

Non-GAAP earnings per diluted share	$1.12	$1.18

Weighted average diluted shares used to earnings per share	39,700,000	39,700,000

Assumes 37% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2014	Q2 2014
GAAP operating income	$11,100	$12,600
Depreciation and amortization	3,100	3,100
Share-based compensation	3,300	3,300

Non-GAAP net adjusted EBITDA	$17,500	$19,000

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP operating income	$51,000	$55,000
Depreciation and amortization	11,400	11,400
Share-based compensation	12,100	12,100

Non-GAAP net adjusted EBITDA	$74 ,500	$78,500

CONTACT:
Investor Relations contact:
Monotype
Christopher Brooks, 781-970-6120
ir@monotype.com